PROMISSORY NOTE
$4,250,000.00                                              September 27. 1994

        For Value Received, the undersigned, KRUPP REALTY LIMITED PARTNERSHIP
 - Vll, a Massachusetts limited partnership (together with its successors and assigns, "Maker"), hereby promises to pay, without relief from valuation and appraisement laws, to the order of JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY a Massachusetts corporation, at its Home Office at John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117, or at such other place, or to such other party or parties, as the holder of this note (together with any successor holder or holders, "Holder"") may from time to time designate, the principal sum of Four Million two Hundred Fifty Thousand Dollars ($4,250,000.00) with interest to be computed from the date of disbursement of loan proceeds, at the rate of nine per centum (9%) per annum, payable on the first day of each and every month, beginning December 1, 1994, upon all principal remaining from time to time unpaid; principal and interest to be paid in installments as follows: $35,665.85 on December 1, 1994 and $35,665.85 on the first day of each and every month thereafter to November 1, 2004, inclusive; provided, however, that the amount of the final payment aforesaid shall be for the amount of principal and interest then remaining unpaid. If the loan proceeds are not disbursed on the first day of a month , then interest only at the rate specified above from and including the date of disbursement of the loan proceeds to the first day of the month following such disbursement shall be due and payable in advance on the date of such disbursement.

The privilege is reserved of prepaying the full balance of prinicpal on or after the commencement date of the fourth (4th) Loan Year, but not before, subject to giving not less than thirty (30) nor more than ninety (90) days' prior written notice to Holder and to payment to Holder of a premium equal to the greater of:

           (a) The sum obtained by multiplying the then outstanding principal balance due hereunder by the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities (as published in The Wall Street Journal or other business publication of general circulation five
           (5) business days prior to the date of said payment) having the closest matching maturity date to the maturity date of the loan from the stated interest rate on this note adjusted to its semi-annual equivalent rate (9.170%), times the number of scheduled monthly payments remaining until the conclusion of the loan term hereunder, divided by 12; or

            (b) One percent (1%) of the then outstanding principal balance.

   Provided, however, no premium will be required if prepaid during the last ninety (90) days of the loan term if proper notice is given or in the event of a prepayment resulting from an application of insurance proceeds or condemnation awards to the indebtedness evidenced by this note. Notwithstanding the above, if the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at the reasonable determination of Holder, and used to calculate the prepayment premium. No partial prepayment shall be permitted at any time. A "Loan\
Year" is defined as any twelve month period commencing with the date on which the first monthly payment of principal and interest is due, or any anniversary thereof.

 Reference is made to Paragraph 28 of the Mortgage which provides for payment of a premium in the event of acceleration of this note.

 While any default exists beyond any applicable grace period in the making of any of said payments or in the performance or observance of any of the covenants or agreements of this note or of any instrument now or hereafter evidencing or securing the indebtedness
evidenced hereby (the "Security Documents"), and after maturity, Maker further promises to pay, on each date aforesaid, additional interest on the principal balance of this note then outstanding at the rate (the "default rate") representing the difference between the aforesaid rate and sixteen per centum (16%) per annum, provided that any additional interest which has accrued shall be paid at the time of and as a condition precedent to the curing of any default. Upon any such default Holder may apply payments received on any amounts due hereunder or under the terms of any Security Document as Holder may determine and, if Holder so elects, notice of election being expressly waived except as may be provided in the Mortgage, the principal remaining unpaid with accrued interest shall at once become due and payable.

 Maker waives presentment, protest and demand, notice of protest, demand and dishonor of this note and agrees to pay all costs of collection when incurred, including attorneys' fees, and to perform and comply with each of the covenants, conditions, provisions and agreements of Maker contained in every Security Document. No extension of the time for the payment of this note or any installment hereof made by agreement with any person now or hereafter liable for the payment of this note shall operate to release, discharge, modify, change or affect the original liability under this note, either in whole or in part, of any of the undersigned not a party to such agreement. Notwithstanding any provision herein or in any Security Document, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of the State of Indiana.

 This note is given for a loan of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000.00) and is secured by a mortgage of even date herewith (the "Mortgage") which is a lien on real estate in Marion County, Indiana and shall be construed by the law of said State.

       In any action brought to enforce the obligation of Maker to pay the indebtedness evidenced hereby or to enforce the obligation of Maker to pay any indebtedness or obligation created or arising under this instrument, the judgment or decree shall be enforceable against Maker only to the extent of its interest in the property securing this note, and any such judgment shall not be subject to execution on, nor be a lien on, assets of Maker or any partner of Maker other than their interest in the property securing this note. Notwithstanding the foregoing, the immediately preceding exculpatory provisions shall not extend, in any event, to (a) loss resulting from or relating to fraud or intentional misrepresentation by Maker, (b) loss resulting from or relating to misappropriation or misapplication of any insurance or condemnation proceeds, (c) rents and other payments collected by Maker subsequent to the occurrence of an event of default hereunder or under any Security Document and (d) loss resulting from or relating to the breach of any representation, warranty or covenant made by Maker in Paragraphs 33 or 34 of the Mortgage or the failure of Maker to observe and perform its obligations under Paragraph
35 of the Mortgage and under the Environmental Indemnification Agreement between Maker and Holder of even date with this note. It is provided further that nothing contained herein: (a) shall constitute a waiver by Holder or the release or impairment by Holder of any obligation of Maker evidenced by, secured by or contained herein or in any Security Document; (b) shall impair the right of Holder to name Maker as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document; and (c) shall not impair the right of Holder to obtain the appointment of a receiver.

                               KRUPP REALTY LIMITED PART NERSHIP - Vll
                                  a Massachusetts limited partnership

                               By: The Krupp Corporation, a Massachusetts
                                   corporation, its general partner


                              By:-------------------------------------------
                           --------------------------------------------
                                          (Print Name)

                                                   Vice President and

                                                   (Title)

MORTGAGE. SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND FIXTURE FILING

        THIS INDENTURE WITNESSETH, That KRUPP REALTY LIMITED
PARTNERSHIP - VII, a Massachusetts limited partnership, with offices at 470
 Atlantic Avenue, Boston, Massachusetts 02210, hereinafter called the mortgagor, which term shall be construed to include heirs, executors, administrators, successors and assigns, hereby mortgages and warrants to JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, having its home office at John Hancock Place, Post Office Box 111, Boston, Massachusetts 02117, hereinafter called the mortgagee, which term shall be construed to include successors and assigns, the following described interests in real estate situated in Marion County, Indiana to-wit:

        (a) Leasehold interest in that certain property described as Parcel I on Exhibit A as created by that certain "Lease" by Cornelius M. Bowen and
 Wilma Bowen, lessors, and Burger Chef Systems, Inc., dated October 15, 1962, as evidenced by Notice of Lease recorded September 25, 1963, in Misc.
Record 737, Page 381, and assigned to Nora Corners Building Associates,
Ltd., an Illinois limited partnership, by Notice of Assignment dated February 14, 1985 and recorded February 25, 1985, as Instrument No. 85-13596, and recorded on March 6, 1985, as Instrument No. 85-16525, and assigned to mortgagor by Assignment of Lease dated September 24, 1986 and recorded September 25, 1986, as Instrument No. 86-95848, all as recorded in the Office of the Recorder of Marion County, Indiana (the "Ground Lease");

        (b) Fee simple interest in that certain property described as Parcel II on Exhibit A;

        (c) Easement interest in that certain property described as Parcel III on Exhibit A;

together with all of mortgagor's right, title and interest in and to all buildings, structures, apparatus, chattels, equipment, personal property and fixtures owned by mortgagor now or hereafter erected or placed in or upon said real estate or now or hereafter attached to or used in connection with said real estate, whether or not the same have or would become part of said real estate by attachment thereto, including, without limiting the generality of the foregoing, all furnaces, heaters, stoves, ranges, gas and electric light fixtures, refrigerating and air conditioning apparatus, elevators, screens, doors, awnings, blinds, floor coverings, lobby furnishings, gas and oil tanks and equipment, pipes, wires and plumbing, refrigerators,ovens, hoods and fans, disposal, dishwashers, carpets, dryers, washers, furniture, air conditioner and mechanical equipment, all of which shall be subject to the lien of this mortgage. To the extent permitted by law, the foregoing items should be considered part of the hereinabove described real estate.

        To Have and to Hold said mortgaged premises, with all said tenements, hereditaments, easements, appurtenances and other rights and privileges thereunto belonging or in any way now or hereafter appertaining unto and to the use of the mortgagee, its successors and assigns, forever.

THE MORTGAGOR HEREBY COVENANTS AND AGREES:

        1. That this mortgage is given as security for the performance and observance of the covenants and agreements herein contained and to secure to the mortgagee the payment of the sum of Four Million Two Hundred Fifty
Thousand Dollars ($4,250,000.00) and interest thereon, evidenced by the mortgagor's promissory note of even date herewith the "note"), payable according to its terms, to the order of the mortgagee, the final payment of the entire indebtedness being due and payable October 1, 2004.

        2. The mortgagor is well and lawfully seized of the mortgaged premises, has either a good and indefeasible leasehold estate or estate in fee simple, as described above, and has good right and full power to mortgage, assign and convey the same; the mortgaged premises are free and clear of all encumbrances, except as set forth on Exhibit B attached hereto ("Permitted Exceptions"); the mortgagor will make any further assurances of title that the mortgagee may require and will warrant and defend said mortgaged premises against all lawful claims and demands whatsoever.

        3. Mortgagor will pay said note in accordance with its terms and will perform and comply with all of the terms and provisions thereof. In addition, mortgagor will pay to mortgagee its regularly established administrative fees charged with respect to, and shall reimburse mortgagee for all costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with, the review and processing of requests of mortgagor made subsequent to the date of this mortgage.

        4. Mortgagor will keep protected and in good order, repair and condition at all times the buildings and improvements (including fixtures) now standing or hereafter erected or placed upon the mortgaged premises and any and all appurtenances, apparatus and
articles of personal property, including but not limited to furniture, furnishings and equipment, now or hereafter in or attached to or used in connection with said buildings or improvements, promptly replacing any of the aforesaid which may become lost, destroyed or unsuitable for use, and will keep insured the aforesaid real and personal property and the interests and liabilities incident to the ownership thereof (including but not limited to rent loss insurance), in manner, forms, companies, sums and length of terms satisfactory to the mortgagee and as required under the
 Ground Lease. All insurance policies are to be held by and, to the extent of its interests, are to be for the benefit of and first payable in case of loss to the mortgagee, and the mortgagor shall deliver to the mortgagee a new policy as replacement for any expiring policy at least fifteen (15) days before the date of such expiration; that all amounts recoverable under any policy are hereby assigned to the mortgagee and in the event of a loss the amount collected may, at the option of the
mortgagee, be used in any one or more of the following ways: (1) applied upon the
indebtedness secured hereby, whether such indebtedness then be matured or unmatured,
(2) used to fulfill any of the covenants contained herein as the mortgagee may determine,
(3) used to replace or restore the property to the condition prior to such loss, or (4) released to the mortgagor. The mortgagee is hereby irrevocably appointed by the mortgagor
as attorney of the mortgagor to assign any policy in the event of the foreclosure of this
mortgage or other extinguishment of the indebtedness secured hereby.

        5. Subject to the provisions of paragraph 43, Mortgagor will pay before same become delinquent or any penalty attaches thereto for non-payment, all taxes, assessments and charges of every nature and to whomever assessed that may now or hereafter be levied
or assessed, or by reason of non-payment become a lien prior to this mortgage, upon the
mortgaged premises or any part thereof, upon the rents, issues, income or profits thereof,
whether any or all of said taxes, assessments or charges be levied directly or indirectly or
as excise taxes or as income taxes, and will thereupon submit to the mortgagee e such evidence of the due and punctual payment of such taxes, etc. as the mortgagee may require,
and mortgagor will also pay all taxes, assessments or charges which may be levied on the
note secured hereby, or the interest thereon, excepting the Federal income tax imposed
under the laws of the United States of America or state or local taxes imposed upon
mortgagee's income under the laws of Indiana.

        6. If mortgagor shall neglect or refuse to keep in good repair the property referred to in paragraph 4, to replace the same as therein agreed, to maintain and pay the premiums for insurance which may be required under paragraph 4 or to pay and discharge
all taxes, assessments and charges of every nature and to whomever assessed, as provided
for in paragraph 5, the mortgagee may, at its election, cause such repairs or replacements
to be made, obtain such insurance or pay said taxes, assessments and charges and any
amounts paid as a result thereof, together with interest thereon at the rate of sixteen percent
(16%) per annum (the "Default Rate") from the date of payment shall be immediately due
and payable by the mortgagor to the mortgagee, and until paid shall be added to
 and
become a part of the principal debt secured hereby, and the same may be collecte as a part
of said principal debt in any suit hereon or upon the note; or the mortgagee, by the payment
of any tax, assessment or charge, may, if it sees fit, be thereby subrogated to the rights of the State, County, Village and all political or governmental subdivisions. No such advances
shall be deemed to relieve the mortgagor from any default hereunder or impair any right
or remedy consequent thereon, and the exercise of the rights to make advances granted in
this paragraph shall be optional with the mortgagee and not obligatory and the mortgagee
shall not in any case be liable to the mortgagor for a failure to exercise any such right.

        7. Mortgagor will keep the mortgaged premises in good order and repair and will not commit or suffer any strip or waste of the mortgaged premises or any violation of any law, regulation, ordinance or contract affecting the mortgaged premises, will not commit or
suffer any demolition, removal or material alteration of any of the buildings
 or
improvements (including fixtures) on the mortgaged premises without the mortgagee's
written consent; provided, however, mortgagor may replace personal property in the manner and subject to the conditions specified in paragraph 31(b) and may make alterations in the ordinary course of business to prepare space for occupancy by tenants as long as the cost
of such alterations in any one instance does not exceed Fifty Thousand Dollars
 ($50,000.00).

        8. Mortgagor will not file any declaration of condominium, map or other document having the effect of subjecting the mortgaged premises to the condominium or co-operative form of ownership without, in any such event, the written consent of the mortgagee, which consent may be withheld by mortgagee in its absolute discretion.

        9. Mortgagor agrees that all awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the premises covered
by this mortgage by virtue of an exercise of the right of eminent domain by such authority,
including without limitation any award for a taking of title, possession or righ of access to
a public way, or for any change of grade of streets affecting said premises, are hereby
assigned to the mortgagee; and the mortgagee, at its option, is hereby authorized, directed
and empowered to collect and receive the proceeds of any such award and awards from the
authorities making the same and to give proper receipts and acquittances therefor, and may,
at the mortgagee's election, use such proceeds in any one or more of the following ways: (1)
apply the same or any part thereof upon the indebtedness secured hereby, whether such
indebtedness then be matured or unmatured, (2) use the same or any part thereof to fulfill
any of the covenants contained herein as the mortgagee may determine, (3) use the same
or any part thereof to replace or restore the property to a condition reasonably satisfactory
to the mortgagee, or (4) release the same to the mortgagor; and the mortgagor hereby
covenants and agrees to and with the mortgagee, upon request by the mortgagee, to make,
execute and deliver any and all assignments and other instruments sufficient for the purpose
of assigning all such awards to the mortgagee free, clear and discharged of any and all
encumbrances of any kind or nature whatsoever.

        10. Mortgagor will pay to mortgagee, to the extent requested by the mortgagee, on dates upon which interest is payable, such amounts as the mortgagee from time to time
reasonably estimates as necessary to create and maintain a reserve fund from which to pay
before the same become due, all rents under the Ground Lease, all taxes, assessments, liens
and charges on or against the property hereby mortgaged, and premiums for insurance as
is herein covenanted to be furnished by the mortgagor. Payments from said reserve funds
for said purposes may be made by the mortgagee at its discretion even though subsequent
owners of the property described herein may benefit thereby. Any reserve fund required herein may be accomplished by way of an escrow account established at a bank acceptable to the mortgagee with the bank reporting to the mortgagee as monthly deposits are made,
and which deposits will be in an amount sufficient to cover the charges for which reserves
are required. The account will be interest-bearing and governed by a "Bank Tax
 Escrow
Agreement" in the form previously submitted to mortgagor except with respect to ground
rents, which are governed by a "Trust Agreement Relating to Ground Lease" in the
 form
previously submitted to mortgagor. If an Event of Default (as defined in paragraph 24
below) occurs under the terms of this mortgage, any part or all of said reserve funds may
be applied to any part of the indebtedness hereby secured and in refunding any part of said
reserve fund the mortgagee may deal with whomever is represented to be the owner of said
property at that time.

        11. Mortgagor will, within ninety (90) days after the expiration of each calendar year, deliver to the mortgagee (i) a statement of annual income and expenses, in detail and
form satisfactory to the mortgagee, in connection with the operation of the mortgaged
premises prepared by mortgagor, its accountant or its chief financial officer and, prior to the
occurrence of an Event of Default, certified by an officer of the general partner of
mortgagor and subsequent to an Event of Default certified by a certified public accountant who is a member of the American Institute of Certified Public Accountants or as
 otherwise
acceptable to the mortgagee and (ii) a rent roll of the property showing the name of all
tenants in occupancy, the rent currently collectible, their respective lease commencement
and expiration dates, the amount of square footage occupied by each tenant, the rent per
square foot for each tenant, the amount of common area contribution, if any, and the
amount of the tax stop, if any. The rent roll shall also indicate whether there are any
concessions, free rent periods or rebates. All deliveries and notices to be made to
mortgagee under the note, this mortgage, or any other instrument relating to the indebtedness secured hereby shall be given by U.S. certified mail, return receipt requested, or by overnight courier, addressed to John Hancock Mutual Life Insurance Co.,
 Post Office
Box 111, Boston, Massachusetts 02117, ATTENTION: Real Estate Investment Group
 (T-53) Loan No. 516399.

        12. If any action or proceeding is commenced, excepting an action to foreclose this mortgage or to collect the debt hereby secured, to which action or proceeding the mortgagee
is made a party by reason of the execution of this mortgage or the note which it secures, or
in which it becomes necessary to defend or uphold the lien of this mortgage, all sums paid
by the mortgagee for the expense of any litigation to prosecute or defend the rights and lien
created hereby, shall be paid by the mortgagor together with interest thereon from date of
payment at the Default Rate and any such sum and the interest thereon shall be immediately due and payable and be secured hereby, having the benefit of the lien hereby
created, as a part thereof, and of its priority; provided that mortgagor shall have no
obligation to reimburse mortgagee in any action between the two where mortgagor is the prevailing party.

        13. Subject to the provisions of paragraph 43, Mortgagor shall pay all sums, the failure to pay which may result in the acquisition of a lien prior to or on a parity with the
lien of this mortgage, before such a lien may attach, or which may result in conferring upon a tenant of any part of the mortgaged premises a right to recover such sums as prepaid rent,
or as a credit or offset against any future rental obligation.

        14. Mortgagee shall be subrogated for further security to the lien, although released of record, of any and all encumbrances paid out of the proceeds of the loan
secured by this mortgage.

        15. As further security for the indebtedness secured hereby, Mortgagor assigns to mortgagee its entire interest, as lessor, in all present and future leases, all rental and other income from the mortgaged premises and all agreements, contracts, licenses and permits
pertaining to the mortgaged premises; but, so long as there is no default in any of the terms
or conditions of this mortgage, the note or any other loan document, or of any extension or
renewal thereof, mortgagor may continue to collect all income arising from the premises as
it accrues. This assignment shall not be construed as a consent by mortgagee to any such
lease, license, permit, agreement or contract hereby assigned nor impose upon mortgagee
any obligations with respect thereto.  In the event of a default beyond any applicable grace
period in any of the terms and conditions of this mortgage, the note, or any other loan document, mortgagor shall, upon demand therefor made by mortgagee, surrender possession of the premises to mortgagee, or its duly constituted agents, who may thereafter take
possession and assume the management of the premises and collect either with or without
so taking possession the rentals and other income therefrom, rent or lease the premises or
any portion thereof, upon such terms and for such time as it may deem best, terminate any
tenancy and maintain proceedings to recover rents or possession of the premises from any
tenant or trespasser, and apply the net proceeds of such rent and income to the following
purposes and in the following order: (a) preservation and management of the premises; (b) payment of taxes and other impositions; (c) payment of insurance premiums;
 (d) payment
of installments of interest upon the note; and (e) payment of the installments of principal
upon the note. Mortgagee shall be liable to account only for those rents actually received.

    16. With respect to the leases identified in Exhibit C and such others as are hereafter specifically identified by mortgagee, mortgagor shall not cancel any of the leases
assigned to mortgagee pursuant to paragraph 15 above, nor terminate or accept a surrender
thereof or reduce the payment of the rent thereunder or modify any of said leases or accept any prepayment of rent therein (except any amount which may be required to be prepaid
by the terms of any such lease) without first obtaining, on each occasion, the written
approval of mortgagee.

        17. Mortgagor shall faithfully keep and perform all of the material obligations of the landlord under all of the leases assigned to the mortgagee pursuant to paragraph 15
above and shall not permit to accrue to any tenant under any such lease any right  to prepaid
rent pursuant to the terms of any lease other than the usual prepayment of rent as would
result from the acceptance on the first day of each month of the rent for the ensuing month,
according to the terms of the various leases.

        18. Mortgagor shall operate such property at all times as a commercial retail shopping center and office use ancillary thereto and shall not acquire any fixtures,
equipment, furnishings or apparatus covered by this mortgage subject to any security interest
or other charge or lien taking precedence over this mortgage.

        19. Mortgagor shall pay to mortgagee, its legal representatives and assigns, attorney's fee, in addition to all other legal costs, as often as any proceeding is taken to
foreclose this mortgage for default in any of its terms, covenants or agreements , which shall be an additional lien on said premises.

        20. Mortgagor shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws" , now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure
of this mortgage, and hereby waives the benefit of such laws. Mortgagor for itself and all
who may claim through or under it waives any and all right to have the property and estates
comprising the mortgaged property marshalled upon any foreclosure of the lien hereof, and
agrees that any court having jurisdiction to foreclose such lien may order the mortgaged
property sold as an entirety.

        21. In the event that any provision of this mortgage or the note secured hereby conflicts with applicable law, such conflict shall not affect the other provisions of this
mortgage or the note which can be given effect without the conflicting provision and, to this
end, the provisions of this mortgage and the note are declared to be severable.

        22. This mortgage creates a continuing lien to secure the full and final payment of said note and the performance of all the other obligations imposed hereby and hereafter arising.

        23. The mortgaged premises being located in the State of Indiana, this mortgage and the rights and indebtedness hereby secured shall, without regard to place of contract
or payment, be construed and enforced according to the laws of the State of Indiana.

        24. The occurrence of any of the following events shall constitute an event of default hereunder (an "Event of Default").


       (i) a default in the payment of the indebtedness hereby secured or of any installment thereof as they severally become due,

        (ii) a default in the payment of the rents under the Ground Lease or the taxes, assessments or charges aforesaid,

        (iii) if strip or waste be committed on or improvements be removed from the mortgaged premises without the written consent of the mortgagee,

        (iv) a default in the performance and observance of any other of the terms, covenants or agreements of this mortgage (including but not limited to paragraphs 29 or 30 herein), the note secured
hereby, or in any other instrument now or hereafter evidencing, securing or in any manner relating to the
debt secured hereby, including without limiting the generality of the foregoing, the Ground Lease and that
certain "Trust Agreement Relating to Ground Lease",

        (v) upon the institution of any foreclosure proceeding by the holder of any mortgage or lien upon the mortgaged premises,

        (vi) if any law is hereafter passed by the United States of America or the State of Indiana
deducting from the value of land for the purpose of taxation any lien thereon or changing in
       any way the laws now in force for the taxation of mortgages, or debts, and the interest thereon, secured by mortgages, for state or local purposes, or changing the manner of collection of any such taxation so as to adversely affect this mortgage,

        (vii) in case the mortgagor should become insolvent, or apply to the bankruptcy court to be adjudicated a voluntary bankrupt, or proceedings be instituted against the mortgagor to put it in involuntary bankruptcy which are not dismissed within ninety (90) days of the commencement thereof, or should any proceedings be taken against the mortgagor looking to the appointment of a receiver which are not dismissed within ninety
       (90) days of the commencement thereof or should the property herein mortgaged be seized under any writ or process of court, or by any trustee acting under any mortgage,

       (viii) any change in the ownership (exclusive of limited partnership interests) or control of mortgagor without the prior written consent of mortgagee, or

       (ix) if any representation to mortgagee made by mortgagor is determined by mortgagee to be false or materially misleading, or if any warranty made to mortgagee is breached by mortgagor, or if mortgagee determines that mortgagor has not fully disclosed to mortgagee all facts material to the mortgaged premises, mortgagor, mortgagor's business operations and all guarantors of the obligations of mortgagor to mortgagee, then in any of said events, the whole of the indebtedness hereby secured shall, at the
election of the mortgagee, become immediately due and payable and the mortgagee, at its
option, may proceed to foreclose this mortgage without relief under valuation
 and
appraisement laws; and thereupon, or at any time during the existence of any such default,
the mortgagee shall be entitled to enter into possession of the premises an with or without
so taking possession to collect the rents, issues and profits thereof, accrued and to accrue,
and to apply the same on any indebtedness secured hereby or, if the mortgagee so elects,
the mortgagee shall be entitled to the appointment of a receiver in any court of competent
jurisdiction to collect such rents, issues and profits under direction of the court, notice of
the exercise thereof being hereby waived.

25. No failure by mortgagee in the exercise of any of its rights under this mortgage shall preclude mortgagee from the exercise thereof in the event of a subsequent default by
mortgagor hereunder, and no delay by mortgagee in the exercise of its rights under this
mortgage shall preclude mortgagee from the exercise thereof so long as mortgago r is in default hereunder. Mortgagee may enforce any one or more of its rights or remedies
hereunder successively or concurrently.

26. The covenants, conditions and agreements contained in this mortgage shall bind, and the benefits thereof shall inure to, the respective parties hereto and their
respective successors and assigns.

27. Notwithstanding any provision herein or in said note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws
of the State of Indiana.

 28. Mortgagor acknowledges that the indebtedness evidenced by the note secured by this mortgage was made on the basis and assumption that mortgagee would receive the payments of principal and interest set forth
in the note for the full term thereof, subject to prepayment rights as set forth in the note. If the
maturity of the indebtedness evidenced by the note is accelerated by reason of a default under the note,
an Event of Default under this mortgage (exclusive of a default under paragraph 24(vi) of this mortgage), or a default under any other document or instrument evidencing or securing the indebtedness evidenced
by the note, which default occurs prior to the time period in which prepayment is allowed,
including an acceleration by reason of sale, conveyance, further encumbrance or other
default (which acceleration shall be at mortgagee's sole option), but excluding a prepayment
resulting from the application of insurance proceeds or condemnation awards to the
indebtedness secured hereby, there shall be due, in addition to the outstanding principal
balance, accrued interest and other sums due under the note, this mortgage and any other
document evidencing or securing the indebtedness evidenced by the note, an amount equal
to the greater of:

   (a) The sum obtained by multiplying the then outstanding principal balance due under the note by the difference obtained by subtracting the yield
   rate on publicly traded United States Treasury Securities (as published in The
   Wall Street Journal or other business publication of general circulation five
 (5)
   business days prior to the date of said payment) having the closest matching maturity date to the maturity date of the note from the interest rate on the note adjusted to its semi-annual equivalent rate (i.e., 9.170% per annum), times the number of scheduled monthly payments remaining in the term of the indebtedness evidenced by the note, divided by 12, or

    (b) An amount equal to ten percent (10%) of the then outstanding principal balance of the note.

If such default occurs on or after the date on which prepayment is permitted, then in lieu of the above amount, payment of an amount calculated in the manner set forth in the note for prepayment in full shall be required. If the yield rate on publicly traded
 United States
Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at the mortgagee's reasonable determination, and used to calculate such amounts.
Any tender of the amount necessary to satisfy the entire indebtedness, paid at any time following such default or acceleration, including at a foreclosure sale shall be deemed a
voluntary prepayment, and, at mortgagee's option, such payment shall include an amount
equal to the sum first described above as being due after default and acceleration. The foregoing provision for the payment of a fee in the event of payment prior to the stated
maturity date of the note (including as a consequence of acceleration) has been specially negotiated by mortgagor and mortgagee.

29. Mortgagor shall have no right during the term of this mortgage to, and shall not, voluntarily or by operation of law, sell or otherwise transfer the mortgaged
 premises,
or any portion thereof (except leasing in the normal course of business), or enter into a
contract for sale of the mortgaged premises or any part thereof, without the prior written
consent of the mortgagee. If mortgagee elects to accelerate the maturity of the loan
pursuant to this paragraph 29, then mortgagee shall be entitled to receive a premium determined pursuant to paragraph 28, the payment of which shall be secured by the lien of
this mortgage. Notwithstanding the foregoing, this paragraph shall not apply to the sale,
assignment or transfer of limited partnership interests in the mortgagor.

30. Mortgagor shall have no right during the term of this mortgage to, and shall not, grant, or permit to exist, any lien against or any security interest in all or any portion
of the mortgaged premises other than the lien of this mortgage and the other loan
documents in favor of mortgagee and Permitted Exceptions. In the event that the
mortgaged premises are encumbered in violation of the foregoing provisions of this
paragraph 30, such encumbrance shall, at the option of mortgagee, constitute an Event of
Default hereunder and mortgagee may, if it so elects, declare the loan secured hereby
immediately due and payable. If mortgagee elects to accelerate the maturity of the loan
pursuant to this paragraph 30, then mortgagee shall be entitled to receive a premium
determined pursuant to paragraph 28, the payment of which shall be secured by the lien of
this mortgage.

31. (a) This mortgage shall constitute a security agreement with respect to, and mortgagor hereby grants to mortgagee a security interest in, (i) any part of the mortgaged
premises which may now or hereafter be construed as personal property and all apparatus,
fittings, machinery, equipment and articles of personal property, including fixtures, now owned or hereafter acquired by the mortgagor and located on the real estate constituting
a part of the mortgaged premises and used or held for use in connection with the operation
or maintenance thereof, (ii) all amounts held by the "Trustee" under that certain "Trust
Agreement Relating to Ground Lease" of even date herewith and (iii) all amounts held by
the "Escrow Agent" pursuant to that certain "Bank Tax Escrow Agreement" of even date
herewith (collectively, the "collateral"). The mortgagee shall have full authority to execute
and file financing statements signed only by a representative of the mortgagee covering the
security interest of the mortgagee in the collateral. Upon the occurrence of any
 Event of
Default hereunder, the mortgagee, at its option and without notice or demand, shall be
entitled to enter upon the mortgaged premises and take such other action as it may deem
expedient to obtain immediate possession of the collateral. Upon request, the mortgagor shall assemble and make the collateral available to the mortgagee at a place to be
designated by the mortgagee which is reasonably convenient to both parties. Upon repossession, the mortgagee may retain the collateral in partial satisfaction of the
indebtedness secured hereby or sell all or any portion of the collateral at public or private
sale in accordance with the Uniform Commercial Code in force in Indiana, or by any other
applicable statute. If the mortgagee disposes of any or all of the collateral after default, the
proceeds thereof shall be applied in the following order: (i) to payment of the expenses of
retaking, holding, preparing for sale, selling and the like; (ii) to the payment of attorneys'
fees and expenses incurred by the mortgagee; and (iii) to the satisfaction of the mortgage
debt.

 (b) Mortgagor agrees that, without the written consent of mortgagee, mortgagor will not remove or permit to be removed from the mortgaged premises any of
the collateral except that so long as mortgagor is not in default hereunder, mortgagor shall be permitted to sell or otherwise dispose of the collateral when obsolete, worn out,
inadequate, unserviceable or unnecessary for use in the operation of the mortgaged premises, but only upon replacing the same or substituting for the same other collateral at
least equal in value and utility to the initial value and utility of that disposed of and in such
a manner that said replacement or substituted collateral shall be subject to the security
interest created hereby and that the security interest of mortgagee shall be perfected and first in priority, it being expressly understood and agreed that all replacements
, substitutions and additions to the collateral shall be and become immediately subject to the security
interest of this mortgage and covered hereby. Mortgagor shall, from time to time, on request of mortgagee, deliver to mortgagee, at the cost of mortgagor: (i)
 such further
financing statements and security documents and assurances as mortgagee may reasonably require, to the end that the liens and security interests created hereby or intended by
mortgagee to be created hereby shall be and remain perfected and protected in accordance
with the requirements of any present or future law; and (ii) an inventory of the collateral
in reasonable detail. Mortgagor covenants and represents that all collateral now is, and that
all replacements thereof, substitutions therefor or additions thereto, unless mortgagee
otherwise consents, will be free and clear of liens, encumbrances, title retention devices and security interests of others.

32. Portions of the mortgaged premises are or are to become fixtures. The mortgagor covenants and agrees that this mortgage is to be filed for record in the Office of the Recorder of Marion County, Indiana, and upon such filing shall also operate from the
time of filing as a fixture filing with respect to all personal property, as described herein, constituting part of the mortgaged premises which are or are to become fixtures related to
the real estate described herein. For such purpose, the following information is set forth:

   (a) Name and Address of Debtor:

       Krupp Realty Limited Partnership - Vll, having an address at c/o The Krupp Companies, 470 Atlantic Avenue, Boston,
       Massachusetts 02210, Attention: Chief Financial Officer.

   (b) Name and Address of Secured Party:

       John Hancock Mutual Life Insurance Company, having its principal office and place of business at John Hancock Place, Post Office Box 111, Boston, Massachusetts 02117, Attention:
       Real Estate Investment Group (T-53).

   (c) This document covers personal property which is or is to become fixtures. To the extent this document secures an obligation for the construction of any improvements on the mortgaged premises, it shall be deemed a construction mortgage under the Indiana Uniform Commercial Code.

33. Mortgagor shall obtain and at all times maintain in full force and effect such governmental approvals, rulings, permits and licenses as may be necessary to comply with all Environmental Laws (as defined below) and other governmental requirements relating to the mortgaged premises and the operation thereof.
Mortgagor represents and warrants that, except as set forth in the Environment
 Assessment prepared by ATEC
Associates, Inc. dated August 1, 1994 (the "Assessment"): (a) to the best knowledge of mortgagor, there
have been no releases at, upon, under, or within, nor past or ongoing migration from
neighboring lands to, the mortgaged premises, of hazardous materials (as defined below);
(b) mortgagor has not received any notice from any governmental authority or from any tenant or other occupant or from any other person with respect to any release or threatened
release of hazardous materials at, upon, under, or within the mortgaged premises; (c) to the
best of mortgagor's knowledge, no hazardous materials have been generated, stored, treated or disposed of or are expected to be generated, stored, treated or disposed of on the
mortgaged premises, no oil or petroleum products are now being stored on the mortgaged
premises other than minor amounts stored for personal, household or routine maintenance
purposes; and there are no underground or other storage tanks on the mortgaged premises;

(d) to the best of mortgagor's knowledge, there is no asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCB's"), radon gas or urea formaldehyde foam insulation located in, on or under the mortgaged premises and (e) to the best of mortgagor's
knowledge, no environmental assessment or investigation pertaining to the mortgaged
premises or any portion thereof has been made by mortgagor, any tenant or any prior owner of the mortgaged premises other than the Assessment and the assessments, investigations and certificates identified on Exhibit D attached hereto.

     As used in this mortgage, the term "Environmental Laws" means all federal
, state and
local laws, statutes, regulations, ordinances, codes, rules, and other governmental restrictions, requirements, standards and guidelines relating to the discharge of air pollutants, water pollutants, soil pollutants or contaminants or process waste water or otherwise relating to
the environment or hazardous substances or hazardous waste, including but not limited to asbestos, radon gas, PCB's and urea formaldehyde foam insulation. It includes, without
limitation, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the
 Federal
Water Pollution Control Act (the "Clean Water Act"), the Federal Resource Conservation and Recovery Act ("RCRA"), the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Federal Toxic
 Substance Control
Act ("TSCA"), regulations of the Environmental Protection Agency, regulations of the
Nuclear Regulatory Agency and regulations of any state department of natural resources or
state environmental protection agency now or at any time after the date of this
 Mortgage
in force and effect.

        As used in this mortgage, "hazardous materials" means any elements, compounds, solutions, mixtures, substances, materials or other matter of any kind, including solid, liquid or gaseous materials which are (i) listed or defined as a "hazardous material", "hazardous substance" or "toxic substance" under any Environmental Laws, (ii) oil and petroleum products, (iii) asbestos, and asbestos-containing materials, (iv) PCB's, (v)
 designated a
"hazardous substance" pursuant to Section 311 of the Clean Water Act, (vi)
 defined as
"hazardous waste" pursuant to Section 1004 of RCRA, (vii) defined as a
 "hazardous
substance" pursuant to Section 101 of CERCLA, (viii) defined as a toxic substance in TSCA,
(ix) contaminants of soil or ground water and cause degradation of the soil and/or water to the extent that mitigation methods are needed to restore the soil or water to its natural
state, or (x) causes or contributes to damage to human health or the environment.

34. Mortgagor represents and warrants to, and covenants with mortgagee, that:

    (a) Mortgagor has not been, is not, and will not become involved in operations at the mortgaged premises which could lead to the imposition on mortgagor of liability under RCRA, CERCLA, or any other applicable Environmental Laws;

   (b) Mortgagor will strictly comply with the requirements of RCRA, CERCLA, and all other applicable Environmental Laws, and will notify mortgagee of any release or threatened release of hazardous materials at, upon, under, or within the mortgaged premises involving mortgagor, or of the presence of hazardous materials, radon gas, or urea formaldehyde foam insulation at the mortgaged premises, or of the receipt by mortgagor of any notice from any governmental agency or authority or from any tenant or other occupant or from any other person with respect to any alleged such release or presence, promptly upon discovery of such release or presence or receipt of such notice, and will send mortgagee copies of all results of tests of underground storage tanks at the mortgaged premises;

    (c) at any time while the loan is outstanding, mortgagee may (but will not be obliged to) enter the mortgaged premises upon reasonable notice (except in the event of an emergency) to make reasonable inspections of its condition, including but not limited to soil and groundwater sampling and monitoring, and including but not limited to inspections for hazardous materials, radon gas, and/or urea formaldehyde foam insulation;

    (d) all of the answers on the Environmental Certificate attached to the loan application as Exhibit C are true and complete; and

   (e) mortgagor will notify mortgagee in writing immediately upon leaning that any of the answers on the Environmental Certificate either was not true when made or is no longer true.

35. Mortgagor hereby indemnifies and agrees to hold mortgagee harmless from and against any and all loss, cost, damage, liability and expense, including attorneys' fees,
suffered or incurred by mortgagee in connection with the mortgaged premises or the loan
secured hereby, at any time, whether before, during or after enforcement of its rights and
remedies upon default, on account of any release or threatened release of hazardous
materials at, upon, under, or within the mortgaged premises, or resulting from the presence of hazardous materials, radon gas, or urea formaldehyde foam insulation at, on, in, under or about the mortgaged premises, including without limitation (i) the imposition by any
governmental authority of any lien or so-called "super priority lien" upon the mortgaged
premises or any part thereof, (ii) clean-up costs, (iii) liability for personal injury or property damage or damage to the environment and (iv) fines, penalties and punitive damages. The
provisions of this paragraph 35 shall survive foreclosure of this mortgage, a deed in lieu of foreclosure, discharge of this mortgage or a transfer of the mortgaged premises.

36. Mortgagor covenants and warrants that no part of the proceeds of the loan evidenced by the note secured hereby will be used for the purpose (whether immediate,
incidental or ultimate) of "purchasing" or "carrying" any "margin stock", as such terms are
defined in Regulation G (12 CFR part 207) of the Board of Governors of the
 Federal
Reserve System or for the purpose of reducing or retiring any indebtedness which was
originally incurred for any such purpose.

37. To the best of mortgagor's knowledge, after diligent inquiry and investigation, none of the mortgaged premises is within the definition of the term "property" contained in
Section 6 (IC 13-7-22.5-6) of the Indiana Responsible Property Transfer Law ("IRPTL") (IC
13-7-22.5) and no person is required as a result of the execution of this mortgage to furnish
the environmental disclosure document described and provided for in IRPTL.

38. In addition to making payment of all rent and other payments and charges required to be made by mortgagor, as lessee under and pursuant to the provisions of the
Ground Lease, mortgagor covenants that it will:

         (a) diligently perform and observe all of the terms, conditions and covenants of the Ground Lease required to be performed and observed by mortgagor as such lessee, to the end that all things shall be done which are necessary to keep unimpaired mortgagor's rights under the Ground Lease;

         (b) promptly notify mortgagee in writing of any default by the lessor under the Ground Lease in the performance and observance by such lessor of any of the terms, conditions or covenants to be performed or observed by such lessor under the Ground Lease;

         (c) promptly notify mortgagee in writing of any default by mortgagor as such lessee in the performance and observance of any of the terms, conditions or covenants to be performed or observed by mortgagor under the Ground Lease;

        (d) promptly notify mortgagee in writing of the giving of any notice under the Ground Lease of any default by mortgagor in the observance of any terms, covenants or conditions thereof; and

       (e) not surrender any of its rights, title or interest under the Ground Lease, nor terminate or cancel the Ground Lease or enter into any agreement (whether oral or written) modifying, supplementing or amending the Ground Lease, without the prior written consent of mortgagee.

      Mortgagor covenants that no release or forbearance of any of the obligations of mortgagor under the Ground Lease, pursuant to the Ground Lease or otherwise, shall
release mortgagor from any of its obligations under this mortgage, including, without
limitation, mortgagor's obligations under subparagraph (a) of this paragraph.

39. Mortgagee shall have the right (but shall not be obligated) to take any action mortgagee deems necessary or desirable to prevent or to cure any default by mortgagor in the performance of or compliance with any of the mortgagor's obligations under the Ground
Lease. Upon receipt by mortgagee of any written notice of default by mortgagor under the
Ground Lease, mortgagee may rely thereon and take any action as aforesaid to cure such
default even though the existence of such default or the nature thereof be questioned or denied by mortgagor or by any party on behalf of mortgagor. Mortgagor hereby expressly
grants to mortgagee, and agrees that mortgagee shall have, the absolute and immediate right to enter in and upon the mortgaged premises or any part thereof to such extent and as often
as mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or to
cure any such default by mortgagor. Mortgagee may pay and expend such sums of money
as mortgagee in its sole discretion deems necessary for any such purpose, and mortgagor
hereby agrees to pay to mortgagee, within five (5) days of written demand, all such sums so paid and expended by Mortgagee, together with interest thereon from the date of each such
payment at the Default Rate. All sums so paid and expended by mortgagee, and the
interest thereon, shall be added to and be secured by the lien of this mortgage.

 40. As further security for the repayment of the indebtedness secured hereby and for the performance of the covenants contained herein and in the Ground Lease, mortgagor hereby assigns to mortgagee all of its rights, privileges and prerogatives as lessee under the
Ground Lease to terminate, cancel, modify, change, supplement, alter, extend or amend the
Ground Lease and any such termination, cancellation, modification, change, supplement, alteration, extension or amendment without the prior written consent thereto by mortgagee
shall be void and of no force and effect. As further security to mortgagee, mortgagor shall deposit with mortgagee a certified copy of the Ground Lease and all amendments, if any,
thereto, to be retained by mortgagee until all indebtedness secured hereby is fully paid,
provided, that so long as there is no Event of Default hereunder, mortgagee shall have no right to terminate, cancel, modify, change, supplement, alter, extend or amend the Ground
Lease.

 41. Unless mortgagee shall otherwise expressly consent in writing, the fee title to the real estate covered by the Ground Lease and the leasehold estate under the Ground
Lease shall not merge, but shall always remain separate and distinct, notwithstanding the
union of such estates either in the lessor or in the lessee under the Ground Lease or in a third party, by purchase or otherwise. In case mortgagor shall acquire fee title or any other estate, title or interest in the real estate covered by the Ground Lease, this mortgage shall
attach to and cover and be a lien upon such other estate so acquired by mortgagor, and such other estate so acquired by mortgagor shall be considered as mortgaged, warranted and
assigned to mortgagee and the lien of this mortgage spread to cover such estate with the same force and effect as though specifically herein mortgaged, warranted and assigned.

42. If the landlord or other fee owner of the real estate covered by the Ground Lease or any part thereof or interest therein shall commence a case or become the subject of a case under the Bankruptcy Code, 11 U.S.C. 101 et seq. (the "Bankruptcy
 Code"):

    (a) The lien of this mortgage shall attach to all of mortgagor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, including, without limitation, all of mortgagor's rights to remain in possession of the real estate covered by the Ground Lease.

    (b) Mortgagor shall not without mortgagee's prior written consent elect to treat the Ground Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code, and any such election made without mortgagee's prior written
consent shall be void.

    (c) Mortgagor hereby unconditionally assigns, transfers and sets over to mortgagee all of mortgagor's claims and rights to the payment of damages arising from any rejection by landlord of the Ground Lease under the Bankruptcy Code. Mortgagee shall have the right to proceed in its own name or in the name of mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute, to the exclusion of mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of landlord or the Ground Lease under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this mortgage shall have been satisfied and discharged in full. Any amounts received by mortgagee as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied first to all costs and expenses of mortgagee (including, without limitation, attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph and then in accordance with the other terms of this mortgage.

    (d) If, pursuant to subsection 365(h)(2) of the Bankruptcy Code, mortgagor seeks to offset against the rent reserved in the Ground Lease the amount of any damages caused by the non-performance by the
landlord of the Ground Lease or any of the landlord's obligations under the Ground Lease after the rejection by the landlord of the Ground Lease under the Bankruptcy
Code, mortgagor shall, prior to effecting such offset, notify mortgagee of its intent to do so, setting
forth the amounts proposed to be so offset and the basis therefor. Mortgagee shall have the right to
object to all or any part of such offset and, in the event of such objection, mortgagor shall not effect any offset of the amounts so objected to by mortgagee. If mortgagee has failed to object as aforesaid within thirty (30) days after notice from mortgagor in accordance with the first sentence of this paragraph, mortgagor may proceed to effect such offset in the amounts set forth in
mortgagor's notice. Neither mortgagee's failure to object as aforesaid nor any objection or other communication between mortgagee and mortgagor relating to such offset shall constitute an approval of any such offset by mortgagee. Mortgagor shall indemnify and save mortgagee
harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs
and expenses of every nature whatsoever (including, without limitation, attorneys' fees) arising from or relating to any offset by mortgagor against the rent reserved in the Ground
 Lease.

        (e) If any action, proceeding, motion or notice shall be commenced or filed in respect of the landlord under the Ground Lease or the real estate covered by the Ground Lease in connection with any case under the Bankruptcy Code, mortgagee shall have the option, exercisable upon
notice from mortgagee to mortgagor, to conduct and control any such litigation with counsel of mortgagee's
choice. Mortgagee may proceed in its own name or in the name of mortgagor in connection with any such
litigation, and mortgagor agrees to execute any and all powers, authorizations, consents or other
documents required by the mortgagee in connection therewith. Mortgagor shall, within five (5) days after
written demand, pay to mortgagee all costs and expenses (including attorneys'
 fees) paid or incurred by
mortgagee in connection with the prosecution or conduct of any such proceedings .Any such costs or
expenses not paid by mortgagor as foresaid shall accrue interest at the rate of nine per centum (9%) per annum from the date of payment by mortgagee and such costs and expenses, together with such interest,
shall be secured by the lien of this mortgage. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Ground
 Lease in any such case under
the Bankruptcy Code without the prior written consent of mortgagee.

43. Mortgagor shall have the right to contest by appropriate legal proceeding, but without cost or expense to mortgagee, the validity of any liens (including liens for taxes, public improvements and other matters), laws, ordinances, orders, rules and regulations
affecting the mortgaged premises if compliance therewith may legally be held in abeyance
without the incurrence of any immediately enforceable charge, lien or liability against the
mortgaged premises, and mortgagor may postpone compliance therewith until the final
determination of any such proceedings, provided they shall be prosecuted with due diligence and dispatch, and if any lien or charge is incurred, mortgagor may, nevertheless , make the contest and delay compliance if mortgagee is furnished with security, reasonably satisfactory
to it, against any loss or injury by reason of such noncompliance or delay.

44. In any action brought to enforce the obligation of the maker of the note secured hereby to pay the indebtedness evidenced by such note or to enforce the obligation
of the party executing this instrument to pay any indebtedness or obligation created or
arising under this instrument, the judgment or decree shall be enforceable against such party
only to the extent of its interest in the property covered hereby or subject to any other security instrument securing said note, and any such judgment shall not be subject to
execution on, nor be a lien on, assets of such party or any partner of such party other than
their interest in the property covered hereby or subject to any other security instrument
securing said note. Notwithstanding the foregoing, the immediately preceding exculpatory provisions shall not extend, in any event, to (a) loss resulting from or relating to fraud or intentional misrepresentation by mortgagor, (b) loss resulting from or relating to
misappropriation or misapplication of any insurance or condemnation proceeds,
 (c) rents
and other payments collected by mortgagor subsequent to the occurrence of an
 Event of
Default hereunder or under any other instrument evidencing or securing the indebtedness of mortgagor to mortgagee and (d) loss resulting from or relating to the breach of any
representation, warranty or covenant made by mortgagor in paragraphs 33 or 34 of this
mortgage or the failure of mortgagor to observe and perform its obligations under paragraph
35 hereof and under the Environmental Indemnification Agreement between mortgagor and
mortgagee of even date herewith. It is provided further that nothing contained herein: (a)
shall constitute a waiver by mortgagee or the release or impairment by mortgagee of any
obligation of mortgagor evidenced by, secured by or contained herein or in the note and/or
any other loan documents; (b) shall impair the right of the mortgagee to name mortgagor as a party defendant in any action or suit for judicial foreclosure and sale hereunder or any other loan document; and (c) shall not impair the right of the mortgagee to obtain the appointment of a receiver.

        IN WITNESS WHEREOF, the mortgagor has executed this mortgage as of the 27 day of September, 1994.

                                          KRUPP REALTY LIMITED PARTNERSHIP - Vll
                                          a Massachusetts limited partnership

                                    By: The Krupp Corporation, a Massachusetts
                                          corporation, its general partner

                    By:--------------------------------------------------------
                     -----------------------------------------------------------

                                          Vice President (Printed Name)

STATE OF ILLINOIS )
                                     )   SS:
COUNTY OF COOK  )




        Before me, a Notary Public in and for said County and State, personally appeared
-------------------------------------- , personally known to me to be the Vice
 President  of The
Krupp Corporation, the General Partner of Krupp Realty Limited Partnership - Vll , who acknowledged the execution of the foregoing Mortgage, Security Agreement,
 Assignment
of Leases and Fixture Filing for and on behalf of said limited partnership, and who, being duly sworn, stated that the representations therein contained are true.



               WITNESS my hand and Notarial Seal this 27th day o of September, 1994.


                       ---------------------------------------------------
                         Notiary Public Residing in Cook County



                         My Commission Expires:    --------------------------
                                                          (printed signature)





This instrument prepared by Tom Charles Huston, BARNES & THORNBURG, 1313 Merchants Bank Building, 11 South Meridian Street, Indianapolis, Indiana 46204. 49533 August 31, 1994

                                            EXHIBIT A

                                            LEGAL DESCRIPTION

Parcel I

        Ninety-nine year leasehold estate in the following described real estate located in Marion County,
Indiana, as created by that certain "Lease" by Cornelius M. Bowen and Wilma
 Bowen, lessors, and Burger
Chef Systems, Inc., dated October 15, 1962, as evidenced by Notice of Lease recorded September 25, 1963, in Misc, Record 737, Page 381, and assigned to Nora Corners Building Associates,
 Ltd., a Illinois limited
partnership, by Notice of Assignment dated February 14, 1985 and recorded
 February 25, 1985, as Instrument
No. 85-13596, and re-recorded on March 6, 1985, as Instrument No. 85-16525, and assigned to mortgagor by
Assignment of Lease dated September 24, 1986 and recorded September 25, 1986, as
 Instrument No. 86-95848,
all as recorded in the Office of the Recorder of Marion County, Indiana:

        Part of the Southeast Quarter of Section 13, Township 17 North, Range 3 East, in Marion
        County, Indiana, more particularly described as follows:

        Beginning at a point on the South line of the Southeast Quarter of
 Section 13, Township 17 North,
        Range 3 East, said point being 145 feet East of the Southwest corner of said Southeast Quarter of said Section; thence North and parallel with the West line of the Southeast Quarter of said
        Section 220 feet; thence West and parallel with the South line of the Southeast Quarter of said
        Section 62 feet; thence North and parallel with the West line of the Southeast Quarter of said
        Section 336 feet; thence West and parallel with the South line of the Southeast Quarter of said section 20 feet; thence North and parallel with the West line of the Southeast Quarter of said
        Section 203 feet; thence West and parallel with the South line of the Southeast Quarter of said
        Section 30 feet; thence North and parallel with the West line of th e Southeast Quarter of said
        Section 125 feet; thence East and parallel with the South line of the Southeast Quarter of said
        Section 399 feet; thence South and parallel with the West line of the Southeast Quarter of said
        Section 884 feet; thence West along the South line of said Section
 287 feet to the place of
        beginning.


Parcel II

        Part of the Southeast Quarter of Section 13, Township 17 North, Range 3 East, Marion County,
        Indiana, being more particularly described as follows:

        Commencing at the Southwest corner of said Southeast Quarter Section; thence South 89 degrees 09 minutes 00 seconds East along the South line if said Quarter Section a distance of 432.00 feet;
        thence North 00 degrees 02 minutes 00 seconds East parallel with the West line of said Quarter
        Section 204.30 feet to the point of beginning; thence South 89 degrees 09 minutes 00 seconds East parallel with the South line of said Quarter Section 368.00 feet to a point on the centerline of
        Westfield Bldv.; thence North 24 degrees 36 minutes 10 seconds East along said centerline 143.19 feet to the point of curvature of a curve concave Southeasterly having a central angle of 4 degrees 18 minutes 22 seconds and a radius of 2868.97 feet; thence Northeasterly along said curve and along said centerline an arc distance of 215.62 feet (said arc being subtended by a chord having a bearing of North 26 degrees 45 minutes 21 seconds East and a length of 215.57 feet);
        thence North 73 degrees 14 minutes 04 seconds West 547.59 feet; thence South 00 degrees 02 minutes
        00 seconds West parallel with the West line of said Quarter Section 475. 09 feet to the point of beginning.

Parcel III

        A non-exclusive easement for ingress and egress in favor of Parcel I, over and along the following described real estate in Marion County, being more particularly described as follows:

        Beginning at the Northeast corner of Parcel I and running thence North parallel to the West line of said Quarter Section a distance of 300.63 feet to a point; thence West parallel with the South line of said Quarter Section, a distance of 50 feet to a point; thence South parallel with the West line of said
Quarter Section, a distance of 300.63 feet to a point; thence East to the place of beginning. 8336x.

EXHIBIT B

Permitted Exceptions


1. Taxes for 1993 due and payable in 1994, in the name of Helen M. and Charles Eusey, A.
   Bowen and Geneva B. Bowen (1/9 Life Est.) & J. B. Smith, K.B. Richter, P.B. Story (each
        2/27 & 1/27 remainder). Assessment: Land $254,330.00 Improvements $490,500.00
        Exemptions $NONE.  Parcel No(s).   800-8000942
        Taxing Unit: Washington Township, Sanitation
        May Installment: $28,887.61 (PAID) November Installment; $28,887.61 (UNPAID).
        Taxes for 1994 due and payable 1995, a lien, but not yet due and payable and taxes for all subsequent years, which are not yet a lien.  (Parcel I)

2.      Taxes for 1993 due and payable in 1994, in the name of Burger Chef
 Systems Inc.
        Assessment:  Land $NONE,  Improvements $74,830.00,    Exemptions $NONE
        Parcel No(s).  800-804766
        Taxing Unit: Washington Township,  Sanitation
         May Installment: $2,902.21 (PAID) November Installment: $2,902.21 (UNPAID).
        Taxes for 1994 due and payable 1995, a lien, but not yet due and payable and taxes for all subsequent years; which are not yet a lien. (Improvements on leased G. Parcel #8000942)

3.       Taxes for 1993 due and payable in 1994, in the name of Krupp Realty
Limited
        Partnership VII
        Assessment: Land $134,100.00   Improvements  $476,570.00, Exemptions
  $NONE.
        Parcel No(s).  800-8034655
        Taxing Unit: Washington Township, Sanitation
        May Installment: $23,684.33 (PAID) November Installment: $23,684.33 (UNPAID).
      Taxes for 1994 due and payable 1995, a lien, but not yet due and payable and taxes for all subsequent years, which are not yet a lien.  (Parcel II)

4. Commitments relative to use or development of insured real estate recorded
      January 15, 1985 as Instrument No. 85-3875.

5. Commitments concerning the Use or Development of Real Estate made in Connection with Rezoning of Property or Plan Approval, recorded January 15, 1985 as Instruments No. 85-3878.

6. Easements, terms and provisions set out in Easement Agreement by and between Nora
        Corners Building Associated, Ltd., an Illinois Limited Partnership, and Burger Chef Systems,
        dated August 16, 1985 and recorded September 23, 1985 as Instrument
 No. 85-82245.

7. Rights of tenants as tenants only as set out in Lease and Restrictive covenants set out therein by and between Nora Corners Building Associates, Ltd., as Lessor, and Peoples Drug Stores,
Incorporated, as lessee, as evidenced by Memorandum for Lease dated September 26 , 1985 and recorded
February 24, 1986, as Instrument No. 86-15560, and recorded March 4, 1986, as
 Instrument No. 86-18210, and
amended by First Amendment to Lease dated October 23,1985 and recorded March 4,
 1986, as Instrument No.
86-18211.

8. Rights of the public for highway purposes in and to that portion of insured real estate lying within the bounds of 86th Street and Westfield Boulevard and as shown on survey dated
December 13, 1985 and last revised August 2, 1994 by Timothy G. Wolfe,
 Registered Land           Surveyor.

9. Easement for electric line granted to Indianapolis Power & Light Company by instrument dated November 19, 1985 and recorded December 18, 1985, as Instrument No.
 85-111525            and as
shown on survey dated December 13, 1985 and last revised August 2, 1994 by
             Timothy G. Wolfe,
Registered Land Surveyor.  (Parcel I)

10. Existing rights for a 54 inch R.C.P. used for the relocation and encasement of the Nora Branch of
Haverstick Creek as shown on survey dated August 2, 1994 by Timothy G. Wolfe,
 Registered Land Surveyor.

11. Right of Way granted to State of Indiana by instrument dated June 12, 1944 and recorded September
24, 1946, in Deed Record 1233, page 563 and as shown on survey dated December 13 , 1985 and last revised
August 2, 1994 by Timothy G. Wolfe, Registered Land Surveyor. (Parcel I)

12. Right of Way granted to State of Indiana by instrument dated April 2, 1941 and recorded November
27, 1941, in Deed Record 1076, page 408, as Instrument No. 55899 and as shown on survey dated December 13,
1985 and last revised August 2, 1994 by Timothy G. Wolfe, Registered Land
 Surveyor.  (Parcel II)

13. Right of Way granted to the State of Indiana by instrument dated December 4, 1941 and recorded
April 18, 1942, in Deed Record 1088, page 77, as Instrument No. 16126 and as shown on survey dated
December 13, 1985 and last revised August 2, 1994 by Timothy G. Wolfe,
 Registered Land Surveyor.

14. Easement for electric lines granted to Indianapolis Power & Light Company by instrument dated
October 28, 1946 and recorded December 16, 1946, in Deed Record 1243, page 188, as Instrument No. 72183
and as shown on survey dated December 13, 1985 and last revised August 2, 1994 by Timothy G. Wolfe,
Registered Land Surveyor. (Parcel II)

15. Easement for electric lines granted to Indianapolis Power & Light Company by instrument dated
December 28, 1967 and recorded January 16, 1968, as Instrument No. 68-2231 and as shown on survey dated
December 13, 1985 and last revised August 2, 1994 by Timothy G. Wolfe
, Registered Land Surveyor (Parcel
II)

16. Easement for telephone lines granted to Indiana Bell Telephone Company, Incorporated, by instrument dated March 23, 1942 and recorded April 18, 1942, in Deed Record 1088, page 18, as Instrument
No. 16067, and modified by Partial Release of Easement dated May 6, 1963 and recorded September 20, 1963,
in Release and Assignment Record 289, as Instrument No. 55665.

17. Easement for telephone lines granted to Indiana Bell Telephone Company, Incorporated, by instrument dated October 30, 1941 and recorded November 22, 1941, in Deed Record
 1076, page 174, as
Instrument No. 55097, and amended by Partial Release of Easement dated May 6,
 1963 and recorded September
20, 1963, in Release and Assignment Record 289, as Instrument No. 55666.

18. Restrictive covenants and easements for buffer and drainage as set out in instrument recorded
March 13, 1967, as Instrument No. 67-9954.  Said easement affects Parcel II as shown on survey dated
December 13, 1985 and last revised August 2, 1994 by Timothy G. Wolfe,
 Registered Land Surveyor. (Parcel
II)

19. Sign easement dated September 17, 1986 and recorded September 25, 1986, as Instrument No. 86-
95847.

20. Terms, provisions and easements as set out in Lease by and between Cornelius M. Bowen and Wilma
Bowen, lessors, and Burger Chef Systems, Inc., dated October 15, 1962, as evidenced by Notice of Lease
recorded September 25, 1963, in Miscellaneous Record 737 page 381, and assigned to Nora Corners Building
Associates, Ltd., an Illinois Limited Partnership, by Notice of Assignment dated
 February 14, 1985 and
recorded February 25, 1985, as Instrument No. 85-13596, and re-recorded March 6,
 1985, as Instrument No.
85-16525, and assigned to Krupp Realty Limited Partnership, by Assignment of
 Lease dated September 24,
1986 and recorded September 25, 1986, as Instrument No. 86-95848 and amended by
 Notice of Change of
Designation of Address for Notice recorded February 26, 1989 as Instrument No.
 89-60712.  (Parcels I &
III)

21. Rights of tenants as tenants only as set out in Notice of Lease by and between Nora Corners
Building Associates, Ltd., an Illinois Partnership, Lessor, and Pizza Hut
 of America, Inc., a Delaware
Corporation, lessee, dated October 14, 1986 and recorded April 11, 1988, as
 Instrument No. 88-32380.

22. Lease by and between Krupp Realty Limited Partnership, as lessor, and Marsh Supermarkets, Inc., as lessee, as evidenced by Memorandum of Lease dated July 30, 1980 and recorded
 August 7, 1990, as Instrument
No. 90-79827.

23.     Lease by and between Krupp Realty Limited Partnership, as lessor, and
 Design:  MSA, Inc., as
lessee, as evidenced by Memorandum of Amended and Restated Lease dated January
 1, 1991 and recorded May 6,
1991, as Instrument No. 91-41923.

24.     Rights of tenants in possession under unrecorded leases as tenants only.

25. Encroachment upon insured premises by the buildings appurtenant to the property adjoining on the
West, as shown by survey dated August 2, 1994 by Timothy G. Wolfe, Registered
 Land Surveyor.

26. Encroachment upon property adjoining on a Southern boundary of Parcel I and on the East of Parcel
I at Southeast corner by the fences appurtenant to insured premises, as shown by survey dated August 2,
1994 by Timothy G. Wolfe, Registered Land Surveyor.

27. Overlaps by adjoiners to the North of Parcel II as shown on survey dated August 2, 1994 by Timothy
G. Wolfe, Registered Land Surveyor.

28. Rights of Northern adjoiners to Parcel II for drainage into existing 54 inch R.C.P. used for the relocation and encasement of the Nora Branch of Haverstick Creek as shown on survey dated August 2, 1994 by Timothy G. Wolfe, Registered Land Surveyor.

                                                 EXHIBIT C

                                               Major Leases

1. Lease Agreement dated February 21, 1985 between Nora Corners Building Associates, Ltd., as lessor, and Marsh Supermarkets, Inc., as lessee, as reflected in a memorandum of record as Instrument No. 90-
79827.

2. Lease dated June 20, 1985, between Krupp Realty Ltd. Partners, successor in interest to Nora
Corners Building Associates, Ltd., as lessor, and American Drug Stores, Inc., successor in interest of
Peoples Drug Stores, Inc., as lessee, as reflected in memoranda of record as
 Instrument Nos.  86-15560,
86-18210 and 86-18211.

                                                 EXHIBIT D

                                         Prior Environment Reports

Exhibit C to the John Hancock loan application dated May 10, 1994 and the environment reports identified
therein.